Exhibit 10.2

Financial Institutions Team 1 Churchill Place London E14 5HP Fax +44 (0)20 7116 7645
To:	Tower Insurance Company of New York	www.barclayscorporate.com
120 Broadway
31st Floor
New York, NY 10271
United States

Castlepoint Insurance Company
120 Broadway
31st Floor
New York, NY 10271
United States

Castlepoint National Insurance Company
222 South Riverside Plaza
Suite 1600
Chicago
Illinois 60606
United States

Hermitage Insurance Company
120 Broadway
31st Floor
New York, NY 10271
United States

Date:	12th March 2012

Dear Sirs

Letter of credit facility agreement dated 11 November 2011 made between (1) Tower Insurance Company of New York, Castlepoint Insurance Company, Castlepoint National Insurance Company and Hermitage Insurance Company (the “Borrowers” and each a “Borrower”) and (2) Barclays Bank PLC (the “Issuing Bank”) (as amended, varied or restated from time to time) (the “Facility Agreement”)

We refer to the Facility Agreement. Terms defined in the Facility Agreement, unless otherwise defined, have the same meaning when used in this letter. The principles of construction set out in the Facility Agreement shall have effect as if set out in this letter.

It is necessary that certain amendments be made to the Facility Agreement, all as set out below.

1	Amendment to Facility Agreement

1.1	The Issuing Bank and each Borrower hereby agree that, with effect from the Effective Date (as defined below), the Facility Agreement shall be amended by deleting the definition of “Availability Period” and replacing it with the following definition:

““Availability Period” means the period from and including the date of this Agreement to and including 30 November 2012.”

1.2	The amendment detailed in paragraph 1.1 of this letter shall take effect on the date (the “Effective Date”) that we receive a copy of this letter countersigned by each Borrower by which each Borrower acknowledges and agrees to the terms of this letter.

1.3	Subject to the terms of this letter, the Facility Agreement shall remain in full force and effect and, with effect from the Effective Date, the Facility Agreement and this letter shall be read and construed as one document.

2	Representations and Warranties

2.1	By counter-signing this letter, each Borrower makes the Repeating Representations as at the Effective Date by reference to the facts and circumstances then existing.

2.2	Each Borrower confirms that the security created by it in favour of the Issuing Bank pursuant to the Security Documents continues in full force and effect and extends to all of its present and future obligations and liabilities under the Facility Agreement as amended by this letter.

3	Miscellaneous

3.1	This letter is designated a Finance Document.

3.2	This letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

3.3	A person who is not party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this letter.

3.4	This letter, the agreement constituted by it and any non-contractual obligations arising from it and your acceptance of its terms shall be governed by and construed in accordance with English law.

3.5	Please confirm your agreement with the contents of this letter by signing and returning the enclosed duplicate of this letter to the Issuing Bank, for the attention of Richard Braham, Barclays Bank PLC, 1 Churchill Place, London, E14 5HP, United Kingdom.

Yours faithfully

for and on behalf of
Barclays Bank PLC as Issuing Bank

Acknowledgement and Acceptance

Accepted and agreed:

for and on behalf of
Tower Insurance Company of New York

Dated:

Accepted and agreed:

for and on behalf of
Castlepoint Insurance Company

Dated:

Accepted and agreed:

for and on behalf of
Castlepoint National Insurance Company

Dated:

Accepted and agreed:

for and on behalf of
Hermitage Insurance Company

Dated: